UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2016

THE CHEFS’ WAREHOUSE, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-35249	20-3031526
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 East Ridge Road, Ridgefield, CT 06877
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 894-1345

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting held on May 13, 2016, a total of 20,577,088 shares of the Company’s common stock, or 78.07% of the Company’s outstanding shares, were present or represented by proxies out of a total of 26,355,235 shares of common stock outstanding and entitled to vote as of the record date for the Annual Meeting. The stockholders voted on three proposals at the Annual Meeting. The results of voting on the three proposals, including final voting tabulations, are set forth below.

1. The stockholders elected Dominick Cerbone, John A. Couri, Joseph Cugine, John DeBenedetti, Steven F. Goldstone, Alan Guarino, Stephen Hanson, Katherine Oliver, Christopher Pappas and John Pappas to serve as directors to hold office until the annual meeting of stockholders to be held in 2017 and until their successors are duly elected and qualified.

Nominee	For	Withheld	Broker Non-Votes
Dominick Cerbone	19,463,412	176,051	937,625
John A. Couri	19,271,632	367,831	937,625
Joseph Cugine	19,461,272	178,191	937,625
John DeBenedetti	19,050,991	588,472	937,625
Steven F. Goldstone	19,462,412	177,051	937,625
Alan Guarino	18,136,333	1,503,130	937,625
Stephen Hanson	19,246,674	392,789	937,625
Katherine Oliver	19,462,337	177,126	937,625
Christopher Pappas	19,244,411	395,052	937,625
John Pappas	19,058,713	580,750	937,625

2. The stockholders approved the ratification of the selection of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 25, 2016.

For	Against	Abstentions	Broker Non-Votes
20,465,047	4,389	107,652	NA

3. The stockholders approved, on a non-binding, advisory basis, the compensation of the Company’s named executive officers, as described in the Company’s 2016 proxy statement.

For	Against	Abstentions	Broker Non-Votes
17,916,460	1,613,930	109,073	937,625

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CHEFS’ WAREHOUSE, INC.

By:	/s/ Alexandros Aldous
Name:	Alexandros Aldous
Title:	General Counsel and Corporate Secretary

Date:   May 17, 2016